WESTERN ALLIANCE BANCORPORATION
2005 STOCK INCENTIVE PLAN
(As Amended and Restated Effective April 7, 2023)

Western Alliance Bancorporation, a Delaware corporation (the “Company”), sets forth herein the terms of its 2005 Stock Incentive Plan, as amended and restated (the “Plan”), as follows:
1. PURPOSE
The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, employees, consultants and advisors, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights (on and after the IPO Date), restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.
Furthermore, the Plan is an amendment and restatement, as of the Effective Date, of the Bankwest of Nevada 1997 Incentive Stock Option Plan and the Bankwest of Nevada 1997 Nonqualified Stock Option Plan, the Western Alliance Bancorporation 2000 Stock Appreciation Rights Plan, the Western Alliance Bancorporation 2002 Stock Option Plan, any other prior plan of the Company or a predecessor in effect prior to the Effective Date of the Plan under which stock options or other equity awards covering the Company’s Stock remain outstanding to a service provider and, as of the Restatement Effective Date, of the prior amendments and restatements of the Plan that were adopted on April 7, 2005, March 17, 2014, and April 15, 2020 and any other amendments to the Plan adopted prior to the Restatement Effective Date (the “Prior Plans”). The Plan document therefore is intended to preserve material rights and features of the Prior Plans, and should any material provision of the Plan be determined to impair the rights of a Grantee under an Award granted prior to the Restatement Effective Date of this restated Plan, the Award Agreement covering the Award shall instead be treated as including the material provision as an explicit term, but only to the extent that such material provision does not affect the Award’s exempt status under Section 409A of the Code. In this regard, as of the Restatement Effective Date and notwithstanding the absence of an automatic change in control vesting provision under this amended and restated Plan, any change in control vesting provision of a Prior Plan hereby is incorporated into the Awards outstanding as of the Restatement Effective Date and made under the applicable Prior Plan.
2. DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that directly or indirectly controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).
2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, or cash award under the Plan.

2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.
2.6 “Board” means the Board of Directors of the Company.
2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or an Affiliate; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or an Affiliate; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.
2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.
2.10 “Company” means Western Alliance Bancorporation.
2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity (other than a transaction intended to change the Company’s state of incorporation, reorganize the holding company structure, or similar transaction treated as change in stock under Section 17.1), (ii) a sale of all or substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.
2.12 “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.
2.13 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of the Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
2.14 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. .
2.15 “Effective Date” means April 7, 2005, the date the Plan was originally approved by the Board.
2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day, as determined by the Board) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board’s reasonable application of a reasonable valuation method.
2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.
2.19 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.
2.20 “Grantee” means a person who receives or holds an Award under the Plan.
2.21 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.22 “IPO Date” means the closing date of the first sale of Stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.
2.23 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
2.24 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
2.25 “Option Price” means the exercise price for each share of Stock subject to an Option.
2.26 “Option Proceeds” means, with respect to an Option, the sum of (i) the Option Price paid in cash, if any, to purchase shares of Stock under such Option, plus (ii) the value of all federal, state, and local deductions to which the Company is entitled with respect to the exercise of such Option determined using the highest Federal tax rate applicable to corporations and a blended tax rate for state and local taxes based on the jurisdictions in which the Company does business and giving effect to the deduction of state and local taxes for Federal tax purposes.
2.27 “Other Agreement” shall have the meaning set forth in Section 15 hereof.
2.28 “Outside Director” means a member of the Board who is not an officer or employee of the Company.
2.29 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.
2.30 “Plan” means this Western Alliance Bancorporation 2005 Stock Incentive Plan, as amended and restated.
2.31 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.
2.32 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act
2.33 “Restatement Effective Date” means April 7, 2023, the date the Plan is approved by the Board.
2.34 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.35 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.
2.36 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
2.37 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.
2.38 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.
2.39 “Stock” means the common stock, par value $.0001 per share, of the Company.
2.40 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof. SARs may only be awarded under the Plan on and after the IPO Date, and during a period that the Company remains publicly traded. Notwithstanding the preceding sentence, SARs awarded under a Prior Plan on or before October 3, 2004 shall continue in effect under the Plan under the term then in effect under the Award Agreement for the respective SAR.
2.41 “Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock awarded to a Grantee pursuant to Section 10 hereof.
2.42 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
2.43 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.
2.44 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
2.45 “Transition Period” means the reliance period described in Treas. Reg. Section 1.162-27(f) or a successor provision.
2.46 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.
3. ADMINISTRATION OF THE PLAN
3.1. Board.
The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate for the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s articles of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee.
The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the articles of incorporation and by-laws of the Company and applicable law.
(i) On and after the IPO Date, except as provided in subsection (ii) hereof and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) meet such requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and (b) comply with the independence requirements, if any, of the stock exchange on which the Stock is listed.
(ii) Notwithstanding anything to the contrary contained herein, to the extent permitted by applicable law and the Company’s governing documents, the Board or the Committee may delegate any of the authorities of the Committee identified herein to an individual or committee of individuals (who may, but need not, serve on the Board), including without limitation the authority to grant Awards hereunder. To the extent that the Board or the Committee so delegates authority, applicable references in the Plan to the Committee’s authority to make awards and determinations with respect thereto shall be deemed to include the delegate. Notwithstanding the foregoing, the Committee will retain broad authority to administer the Plan, including the authority to make determinations with respect to awards previously granted by a delegate. The Board or the Committee, as applicable, may revoke any delegation it previously effectuated hereunder at any time, for any reason, with or without prior notice.
In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.
3.3. Terms of Awards.
Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:
(i) designate Grantees,
(ii) determine the type or types of Awards to be made to a Grantee,
(iii) determine the number of shares of Stock to be subject to an Award, provided the number of shares of stock subject to an Award shall be determined prior to the Grant Date, except as otherwise provided in the Plan,
(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),
(v) prescribe the form of each Award Agreement evidencing an Award, and
(vi) amend, modify, or supplement the terms of any outstanding Award, provided that in the event such action causes an Award that is otherwise exempt from Section 409A of the Code and the guidance issued thereunder to become subject to Section 409A of the Code and the guidance issued thereunder, the Award will comply with the requirements of Section 409A of the Code and the guidance issued thereunder. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom, while remaining in compliance with, or exempt from, the requirements of Section 409A of the Code. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.
The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.
3.4. Minimum Vesting Requirements.
Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) substitute awards described in the last paragraph of Section 4 below, (ii) shares delivered in lieu of fully vested cash incentive awards, and (iii) Awards to Outside Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders); provided, that, the Board may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4 (subject to adjustment under Section 17); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Corporate Transaction, in the terms of the Award or otherwise
3.5. Deferral Arrangement.
The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish in writing that is intended to satisfy Section 409A of the Code, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.
3.6. No Liability.
No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
3.7. Book Entry.
Notwithstanding any other provision of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book-entry.
4. STOCK SUBJECT TO THE PLAN
Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan and any Prior Plan shall be 14,980,000. All such shares of Stock may be granted as Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.
Any Award settled in cash shall not be counted as shares of Stock for any purpose under this Plan.

If, pursuant to Section 18.3, the withholding obligation of any Grantee with respect to an Award other than an Option or SAR is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.
For Options, the full number of shares of Stock with respect to which the Option is granted shall count against the aggregate number of shares available for grant under the Plan. Accordingly, if in accordance with the terms of the Plan, a Grantee pays the Option Price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the Option Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in this Section 4. In addition, for share-settled SARs, the full number of shares of Stock with respect to which the SAR is granted shall count against the aggregate number of shares available for grant under the Plan (even though a fewer number of shares of Stock may in fact be issued upon exercise).
The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.
5. EFFECTIVE DATE, RESTATEMENT EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1. Effective Date; Restatement Effective Date.
The Plan was originally effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. This amendment and restatement of the Plan shall be effective as of the Restatement Effective Date, subject to approval by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Restatement Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Restatement Effective Date. If the stockholders fail to approve the Plan within one year after the Restatement Effective Date, any Awards made hereunder relating to the period on or after the Restatement Effective Date shall be null and void and of no effect.
5.2. Term.
The Plan shall terminate automatically on April 7, 2033 and may be terminated on any earlier date as provided in Section 5.3.
5.3. Amendment and Termination of the Plan.
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.
6. AWARD ELIGIBILITY AND LIMITATIONS
6.1. Service Providers and Other Persons.
Subject to this Section 6, Awards may be made under the Plan to any Service Provider whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2. Successive Awards.
An eligible person may receive more than one Award, subject to such restrictions as are provided herein.
6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards.
During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, but only after the Transition Period has expired:
(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one hundred fifty thousand (150,000) per calendar year;
(ii) the maximum number of shares of Stock that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is three hundred thousand (300,000) per calendar year; and
(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $5,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $15,000,000.
(iv) the maximum amount of total compensation (including shares of Stock and cash awards) that can be awarded to or earned by any Outside Director under the Plan in any calendar year shall be $600,000. For purposes of applying the limit in the preceding sentence, any shares of Stock awarded shall be valued at the grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation-Stock Compensation. The Board may make exceptions to this limit in extraordinary circumstances for individual Outside Directors, as the Board may determine in its discretion, provided that the Outside Director receiving such additional compensation may not participate in the decision to award such compensation.
The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.
6.4. Substitute or Exchange Awards.
Awards granted under the Plan may, in the discretion of the Board, be granted in substitution or exchange for any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate, provided that, to the extent such substitution or exchange causes an Award that is otherwise exempt from Section 409A of the Code and guidance issued thereunder to become subject to Section 409A of the Code and the guidance issued thereunder, the Award will comply with Section 409A of the Code and the guidance issued thereunder. Such substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. Notwithstanding anything in Section 8.1 or 9.1 below to the contrary, any Awards granted under this Section 6.4that are in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate may be granted at an Option Price or grant price, as the case may be, at least equal to the Fair Market Value of the Stock.
6.5 Option or SAR Repricing.
Notwithstanding any other provision of the Plan, without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, "full value" awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment made pursuant to Section 17.
6.5 Compensation Recovery (Clawbacks).
Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Grantee.
7. AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.
8. TERMS AND CONDITIONS OF OPTIONS
8.1. Option Price.
The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.
8.2. Vesting.
Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.
8.3. Term.
Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.
8.4. Termination from Service.
Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.
8.6. Method of Exercise.
An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of whole shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number as is set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.
8.7. Rights of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
8.8. Delivery of Stock Certificates.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.
8.9. Transferability of Options.
Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution or pursuant to a domestic relations order as referred to in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.
8.10. Family Transfers.
If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift; (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.
An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.
9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1. Right to Payment.
An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the Fair Market Value of one share of Stock on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award.
9.2. Other Terms.
The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.
10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS
10.1. Grant of Restricted Stock or Stock Units.
Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).
10.2. Restrictions.
At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.
10.3. Restricted Stock Certificates.
The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend (or legends) that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
10.4. Rights of Holders of Restricted Stock.
Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.
10.5. Rights of Holders of Stock Units.
10.5.1. Voting and Dividend Rights.
Holders of Stock Units shall have no right to vote any Stock promised upon settlement of the Stock Unit or to “vote” the Stock Unit. Subject to the requirements of Section 409A of the Code, if applicable, the Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.
10.5.2. Creditor’s Rights.
A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6. Termination of Service.
Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.
10.7. Purchase of Restricted Stock.
The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.
10.8. Delivery of Stock.
Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS
The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.
12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
12.1. General Rule.
Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.
12.2. Surrender of Stock.
To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company and if so required by the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.
12.3. Cashless Exercise.
With respect to an Option only (and not with respect to Restricted Stock) for any period that the Company is publicly traded, to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.
12.4. Other Forms of Payment.
To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.
13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
13.1. Dividend Equivalent Rights.
A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award (other than an Award of Options or SARs) or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board, subject to the requirements of Section 409A of the Code, if applicable. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent

Right granted as a component of another Award may also contain terms and conditions different from such other award. For the avoidance of doubt, no Dividend Equivalent Rights shall be granted with respect to Options or SARs.
13.2. Termination of Service.
Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.
14. TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS
14.1. Performance Conditions.
The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions.
14.2. Settlement of Performance or Annual Incentive Awards; Other Terms.
Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee, subject to the requirements of Section 409A of the Code, if applicable. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify in writing the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.
14.3. Written Determinations.
All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing.
14.4. Status of Awards Under Code Section 162(m).
Performance Awards and Annual Incentive Awards granted prior to November 2, 2017 to a Covered Employee and otherwise considered to be “grandfathered” under Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017, shall not be subject to any amendment under this amendment and restatement of the Plan to the extent such amendment otherwise would be considered a material modification.
15. PARACHUTE LIMITATIONS
Notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under the Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under the Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under the Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under the Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under the Plan be deemed to be a Parachute Payment.
16. REQUIREMENTS OF LAW
16.1. General.
The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
16.2. Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
17. EFFECT OF CHANGES IN CAPITALIZATION
17.1. Changes in Stock.
If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Furthermore, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate to reflect such distribution, adjust (i) the number and kind of shares for which grants of Option and other Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, (iii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution, and/or (iv) any applicable performance goals.
17.2. Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.
Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.
17.3. Corporate Transaction.
Except as otherwise provided in the applicable Award Agreement, and subject to the exceptions set forth in the last sentence of this Section 17.3and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:
(i) all outstanding shares of Restricted Stock shall be deemed to have vested as of the day immediately prior to the occurrence of such Corporate Transaction, conditioned upon the closing of such Corporate Transaction,
(ii) all outstanding time-based Stock Units shall be deemed to have vested, and the shares of Stock subject thereto shall be delivered, in such manner and at such time as provided in the applicable Award Agreement,
(iii) all outstanding performance-based Stock Units shall be deemed earned and vested at the greater of the “target” performance or the “actual” level of achievement through the occurrence of such Corporate Transaction, (or other reasonably proximate date selected by the Company based on the availability of relevant data), as determined by the Company in its discretion, and the shares of Stock subject thereto shall be delivered, in such manner and at such time as provided in the applicable Award Agreement, and

(iv) either of the following two actions shall be taken:
(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or
(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.
With respect to the Company's establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.
17.4. Adjustments.
Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.
17.5. No Limitations on Company.
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
18. GENERAL PROVISIONS
18.1. Disclaimer of Rights.
No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
18.2. Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.
18.3. Withholding Taxes.
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. The Company or Affiliate shall withhold only the minimum amount necessary to satisfy applicable statutory withholding requirements, provided that the Company or Affiliate may permit a Grantee to elect to have an additional amount withheld (up to the maximum allowed by law and to the extent allowed under Section 409A of the Code). At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
18.4. Section 409A of the Code.
Except as otherwise provided, the terms of the Plan are intended to be exempt from Section 409A of the Code and the guidance issued thereunder (“Section 409A”). To the extent a provision of the Plan is not exempt from Section 409A, the Board may, in its sole discretion, take such steps as it deems reasonable to provide the coverage or benefits provided under the Plan so as to comply with Section 409A. An Award may be designed to be exempt from, or comply with, Section 409A. Notwithstanding anything to the contrary in the Plan or Award Agreement, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, and only to the extent any amounts or benefits payable under an Award are subject to Section 409A and triggered by a Grantee’s termination of employment, amounts that would otherwise be payable and benefits that would otherwise be provided to a specified employee (as defined in Section 409A) pursuant to the Plan during the six month period immediately following the Grantee’s separation from service (as defined in Section 409A) shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company, nor the Board, nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company, nor the Board, nor the Committee will have any liability to any Grantee for such tax or penalty.

18.5. Captions.
The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
18.6. Other Provisions.
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.
18.7. Number and Gender.
With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
18.8. Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
18.9. Governing Law.
The validity and construction of the Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, to the extent not governed by federal law, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.